Exhibit 99.1

Regado Biosciences Announces Workforce Reduction and Provides Update on Strategic Direction

Basking Ridge, NJ, September 24, 2014 – Regado Biosciences, Inc. (NASDAQ: RGDO), today announced a reduction of its workforce of approximately 60%, or 20 employees, across all operational sites. As a result of the workforce reduction, the company projects restructuring charges in the third and fourth quarter of 2014 of approximately $2 million in connection with one-time employee termination costs and facility shut down expenses. Regado expects that the reduction in workforce, coupled with the termination of expenses associated with its REGULATE-PCI clinical trial, will decrease annualized cash expenditures significantly.

Based on REGULATE-PCI trial closing and data analysis charges incurred to date, Regado projects a cash balance of approximately $61 million at the end of the third quarter of 2014 with final trial closing costs and ongoing operational costs impacting the projected cash balance for the end of 2014. Regado will provide more details on its financial condition as part of its third quarter financial reporting.

“The termination of REGULATE-PCI led us to important business decisions,” said David J. Mazzo, Ph.D., CEO of Regado. “The workforce reduction was a necessary action to conserve working capital and provide maximum flexibility in determining the future direction of Regado. We appreciate the contributions and efforts of all of the employees affected by this action and thank them for their dedicated service.”

“In addition to these operational changes, we have initiated a campaign to evaluate a broad range of strategic alternatives that could maximize returns for Regado shareholders in the near future,” Dr. Mazzo added. “We will provide an update on this during our next quarterly financial results conference call.”

Going forward, Regado will focus resources on three principal activities: completion of final closure of the REGULATE-PCI trial and analysis of the unblinded database (expected in the fourth quarter of 2014), diligence activities associated with thoroughly exploring potential business alternatives and compliance activities associated with being a public company in good regulatory standing.

MTS Health Partners, L.P., and Cowen and Company, LLC, have been retained by the company to serve as strategic advisors.

ABOUT REGADO BIOSCIENCES

Regado Biosciences, Inc., is a biopharmaceutical company focused on the discovery and development of novel, oligonucleotide-based actively controllable therapeutics. Our

106 Allen Road	4th Floor Basking	Ridge, NJ 07920	www.regadobio.com

initial focus is on applications in the acute and sub-acute cardiovascular therapeutic area. The company’s lead product candidate, Revolixys™ Kit, is a two-component system consisting of pegnivacogin, an anticoagulant aptamer specifically targeting coagulation Factor IXa, and its complementary oligonucleotide active control agent, anivamersen. Regado’s actively controllable product candidates have the potential to improve patient outcomes and enhance the patient experience, provide direct therapeutic control to physicians and reduce overall treatment costs. More information can be found at www.regadobio.com.

For more information on REGULATE-PCI, please visit: http://www.clinicaltrials.gov/ct2/show/NCT01848106

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements reflect management’s current expectations, as of the date of this press release, and involve certain risks and uncertainties. Forward-looking statements include statements herein with respect to financial projections and estimates and their underlying assumptions, including, without limitation, projections relating to the Company’s cash balance at the end of its current fiscal quarter; the timing and amount of termination costs incurred in connection with our workforce reduction plan, the timing and amount of any decrease in annualized cash expenditures as a result of our workforce reduction plan, the timing for completion of the final closure of the REGULATE-PCI trial and outcome of the analysis of the unblinded database and the completion of any strategic business alternatives. The Company’s actual results could differ materially from those anticipated in these forward-looking statements as a result of various factors. Factors that could cause future results to materially differ from those projected in forward-looking statements include the actual trial closing costs and ongoing operational costs between the date of this press release and the end of the Company’s current fiscal quarter, the actual timing and costs associated with our workforce reduction plan, the actual timing and costs associated with the final closure of the REGULATE-PCI trial, the timing and outcome of our unblinded database analysis and the outcome of our due diligence activities associated with exploring business strategic alternatives, as well as the “Risk Factors” described in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 12, 2014, and in the Company’s other periodic filings with the SEC. All forward-looking statements are expressly qualified in their entirety by this cautionary notice. You are cautioned not to place undue reliance on any forward-looking statements, which speak only as of the date of this release. The Company has no obligation, and expressly disclaim any obligation, to update, revise or correct any of the forward-looking statements, whether as a result of new information, future events or otherwise.

Investor Relations Contact:

Don Elsey, CFO

Regado Biosciences, Inc.

908-580-2113

delsey@regadobio.com

Media Contact:

David Schull

Russo Partners

212-845-4271

david.schull@russopartnersllc.com